EXIBIT 10.15

                  UNSECURED DEMAND CONVERTIBLE PROMISSORY NOTE

Principal Amount:     $100,000.00                 September 27, 1995
Interest Rate:        10%                         Northvale, New Jersey

     FOR VALUE RECEIVED, INRAD, INC., a New Jersey corporation (the "Obligor" or the "Company") promises to pay, in lawful monies of the United States of America, to the order of Clarex Limited (the "Holder"), ON DEMAND the principal sum of One Hundred Thousand Dollars ($100,000.00), together with interest, at any such place as the Holder may designate.

     1. Interest. Interest will accrue on the unpaid principal balance from today's date at the rate of ten percent (10%) per annum and will be due and payable quarter-annually on the 27th day of December, March, June and September, or on such earlier date as the Holder shall demand payment of the principal amount. Interest on the Note will be paid in the form of additional Common Stock in whole shares at the conversion price of $1.00.

     2. Conversion Right. The Holder of this Note shall have the right, at his option, at any time during the period commencing on the date hereof, on at least 30 days advance written notice to the Company, to convert all or part of this
Note into shares of Common Stock by applying the principal amount of the Note plus all accrued and unpaid interest thereon, to the purchase of Common Stock at the conversion price of $1.00.

The conversion price shall be subject to adjustment according to the same terms as provided for in Section 11.5 of the Subordinated Convertible Note dated April 9, 1995, between INRAD, Inc. and Clarex Limited.

     3. Subordination to Senior Indebtedness. Anything in this Note or in the Agreement to the contrary notwithstanding, payment of the principal and interest on this Note is hereby expressly subordinated and subject in right of payment to the extent and in the manner hereinafter set forth to the prior payment in full of all Senior Indebtedness. For purposes of this Note, "Senior Indebtedness" shall mean the Company's indebtedness pursuant to (a) any credit agreement with Chemical Bank now existing or as modified or restructured from time to time hereafter or any credit agreement with any other bank or financial institution hereafter entered into by the Company, (b) any capital leases now outstanding or hereafter incurred in which the Company is the lessee or (c) any secured indebtedness of the Company now outstanding or hereafter incurred. It is understood that payment of the principal and interest on this Note is pari passu with payment of a note dated December 15, 1993 in the principal sum of $566,049 in favor of Warren Ruderman.

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     4. Collection  Costs and Expenses.  The Obligor agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by the Holder in effecting collection of all amounts due under this Note. All such costs and expenses shall be added to the principal amount due under this Note.

     5. No Waiver by Lender. Any delay or failure by the Holder in taking any action or exercising any remedy shall not prevent the Holder from doing so later, and shall not act as a waiver of any of the Holder's rights under this Note.

     6. Borrower's Waivers. The Obligor waives presentment for payment, demand, notice of non-payment, protest, notice of protest, notice of dishonor and any other notices or demands in connection with the delivery, acceptance, payment, performance or enforcement of this Note. In any action or proceeding brought by the Holder to collect any amount due under this Note or otherwise arising out of or in connection with this Note, the Obligor waives trial by jury.

     7. Governing Law. This Note is made and delivered in accordance with New Jersey law.


                                                  INRAD, INC.


                                             By:    /s/  Warren Ruderman
                                                  ---------------------------
                                                  Warren Ruderman, President

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